ACCOUNTANTS' CONSENT



         We have issued our report dated November 19, 1998 (except for Note O, as to which the date is December 4, 1998), accompanying the consolidated financial statements of Winton Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended September 30, 1998. We hereby consent to the incorporation by reference of said report in Winton's Form S-8 (333-34177) regarding the 1998 Stock Option Plan and Winton's Form S-8 (333-42251) regarding Winton's 401(k) Plan.



GRANT THORNTON LLP

Cincinnati, Ohio
December 22, 1998